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                                                                      EXHIBIT 21



                             SIGNIFICANT SUBSIDIARIES


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SUBSIDIARY NAME                                   JURISDICTION    D/B/A'S
---------------                                   ------------    -------
Brooks Well Servicing, Inc.                       Delaware        Key Energy Services, Inc. Gulf Coast Division

Key Energy Drilling, Inc.                         Delaware        None

Key Energy Services - California, Inc.            Delaware        Key Energy Services, Inc. California Division

Key Four Corners, Inc.                            Delaware        Key Energy Services, Inc. Four Corners Division
                                                                  Justis Supply Co.
                                                                  Justis Supply and Machine Shop

Key Rocky Mountain, Inc.                          Delaware        Key Energy Services, Inc. Rocky Mountain Division

Odessa Exploration Incorporated                   Delaware        None

Servicios WellTech, S.A.                          Argentina       None

WellTech Eastern, Inc.                            Delaware        Key Energy Services, Inc. Eastern Division
                                                                  KalCon Environmental Services
                                                                  Key Energy Surveys

WellTech Mid-Continent, Inc.                      Delaware        Key Energy Services, Inc. Mid-Continent Division
                                                                  Landmark Fishing & Rental Tools

Yale E. Key, Inc.                                 Texas           Key Energy Services, Inc. Permian Basin Division

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